Exhibit 99.3

February 21, 2019

GenMark Diagnostics Announces Expansion of Executive Leadership Team

CARLSBAD, Calif. - GenMark Diagnostics, Inc. (NASDAQ:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced the expansion of its executive leadership team. Effective immediately, Scott Mendel, currently GenMark's Chief Financial Officer, assumes the newly created role of Chief Operating Officer. Simultaneous with this transition, Johnny Ek has been promoted to Chief Financial Officer. Ek has served as GenMark's Vice President of Finance and Corporate Controller since 2013.

“Scott’s deep knowledge of our business, as well as his strong leadership skills, make him the ideal COO for our company.  In this new role, Scott will lead our integrated Product Development, Manufacturing and Quality organizations, to further our mission of delivering the most innovative and highest quality molecular diagnostic solutions to meet our customer needs and help improve patient outcomes,” said Hany Massarany, President and Chief Executive Officer.  “A fundamental aspect of this mission is our continued focus on manufacturing cost efficiencies and ePlex gross margin improvements, to achieve our target of 60%-plus over the next 2-3 years.  I am confident that under Scott’s leadership, we can achieve this important goal.”

Mr. Massarany continued, “We’re are also pleased to welcome Johnny to our executive team. Since joining GenMark over five years ago, he has made significant contributions to the company and played a pivotal role in our financial organization. His experience and leadership skills, as well as his thorough knowledge of our financial operations, make Johnny the obvious choice as our new CFO.”

In his leadership roles at GenMark, Ek has been responsible for all accounting and treasury functions and has also successfully led the internal audit and SOX efforts. Prior to joining GenMark, he served as Vice President of Finance and International Controller for Affymetrix, as Corporate Controller of eBioScience, and as a Senior Manager at Ernst & Young. Ek is a certified public accountant (CPA) in the State of California.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections. For more information, visit www.genmarkdx.com.

Forward Looking Statements
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the development of new products and the achievement of planned cost efficiencies and gross margin improvements, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully develop additional products and execute our cost reduction and gross margin improvement strategies, the commercialization our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the "Risk Factors" in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Lynn Pieper Lewis or Leigh Salvo
(415) 937-5404
ir@genmarkdx.com